Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE:ARI

CONTACT:	Hilary Ginsberg
Investor Relations
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS AND DECLARES A $0.40

PER SHARE QUARTERLY DIVIDEND

— 45% Increase in Operating Earnings Per Share —

New York, NY, May 3, 2012 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported Operating Earnings (a non-GAAP financial measure as defined below) of $8.8 million, or $0.42 per share, for the three months ended March 31, 2012, representing a per share increase of 45% as compared to Operating Earnings of $5.0 million, or $0.29 per share, for the three months ended March 31, 2011. Net income for the three months ended March 31, 2012 was $9.1 million, or $0.43 per share, as compared to net income of $5.2 million, or $0.29 per share, for the three months ended March 31, 2011.

The Company also announced the Board of Directors declared a dividend of $0.40 per share of common stock which is payable on July 12, 2012 to common stockholders of record on June 29, 2012.

First Quarter Highlights

•	Increased Operating Earnings per share by 45%;

•	Closed two mezzanine loan transactions totaling $30 million;

•

Sold Commercial Mortgage Backed Securities (“CMBS”) with an amortized cost of $137.4 million, which resulted in approximately $262,000 of net realized gains, generated $14.6 million of equity proceeds for reinvestment and lowered the Company’s debt-to-equity ratio to 1.1x;

•

Generated $11.2 million of net interest income from the Company’s $666 million investment portfolio, which had a weighted average underwritten internal rate of return (“IRR”) of approximately 14.7% at March 31, 2012; and

•

Refinanced TALF debt, which produced $14.1 million of additional investable capital, lowered the weighted average cost of funds by approximately 70 basis points and extended the term of the debt through August 2013.

“ARI’s solid financial performance in the first quarter we believe reflects the high quality of our existing investment portfolio as well the reduction in our financing costs from the pro-active management of our liabilities,” commented Stuart Rothstein, Chief Executive Officer. “We made two mezzanine loan investments during the first quarter and we sold $137 million of short-duration CMBS, which enabled us to lower our leverage and re-invest the equity in higher yielding, longer duration assets. Subsequent to quarter-end, we amended our facility with JP Morgan and lowered our borrowing costs by 50 basis points, which we believe should result in an annual interest expense reduction, based upon the Company’s current usage projections, of approximately $250,000.”

Mr. Rothstein continued, “The credit quality of our portfolio remains stable and we have built a strong pipeline for new investments. We are confident in our ability to deploy capital in investments with strong credit metrics and attractive risk adjusted returns and to extend the duration of our investment portfolio.

First Quarter Investment and Portfolio Activity

Mezzanine Loan – In January 2012, the Company closed a $15 million mezzanine loan secured by a pledge of the equity interest in a borrower that purchased a 165-room hotel and related commercial space in midtown Manhattan. The mezzanine loan is part of a new $80 million three-year (two-year initial term with one one-year extension option) financing package comprised of a $65 million first mortgage and the $15 million mezzanine loan. The mezzanine loan is an interest-only fixed rate loan that bears interest at 12.00% with a 1.00% origination fee, a 0.50% extension fee and a 1.50% exit fee. The mezzanine loan has an appraised loan-to-value of approximately 60% and is expected to generate an IRR of approximately 14%.

Mezzanine Loan – In March 2012, the Company closed a $15 million mezzanine loan secured by a pledge of the equity interest in a borrower that owns a 226-room hotel in the Chelsea neighborhood of Manhattan. The mezzanine loan is part of a $70 million, four-year (two-year initial term with two one-year extension options) floating-rate whole loan originated on February 15, 2012 to refinance the property. The interest rate on the mezzanine loan is one-month LIBOR+11.00% with a 0.50% LIBOR floor and 0.50% fee for the second extension. The mezzanine loan is expected to generate an IRR of approximately 12.8%.

Sale of CMBS – In March 2012, the Company sold short duration CMBS with an amortized cost of $137.4 million, which resulted in approximately $262,000 of net realized gains and generated $14.6 million of equity proceeds that the Company used to fund additional loan investments. The sale of the CMBS reduced the Company’s overall leverage and lowered the Company’s debt to equity ratio to 1.1x.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at March 31, 2012 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at cost	Weighted Average IRR *
AAA CMBS	$330,413	4.3%	$286,650	2.1%	$43,763	16.1%
First mortgage loans	108,817	8.3	68,607	3.2	40,210	17.8%
Subordinate loans	179,336	12.8	—	—	179,336	13.9%
Repurchase agreements	47,439	13.0	—	—	47,439	13.7%

Total	$666,005	7.8%	$355,257	2.4%	$310,748	14.7%

*	The IRRs for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager. They are calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assume extensions as well as the cost of borrowings and derivative instruments under the Company’s repurchase facility with Wells Fargo Bank, N.A. (the “Wells Facility”). There can be no assurance the actual IRRs will equal the underwritten IRRs shown in the table and elsewhere in this press release. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

Book Value

The Company’s GAAP book value per share at March 31, 2012 was $16.46, as compared to $16.39 at December 31, 2011. The increase in the Company’s GAAP book value per share from December 31, 2011 to March 31, 2012 was primarily the result of net unrealized gains on the Company’s portfolio of AAA-rated CMBS.

For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at March 31, 2012 was approximately $11.9 million greater than the carrying value of the Company’s investment portfolio as of the same date. This represents a premium of $0.58 per share over the Company’s GAAP book value as of March 31, 2012, and results in an estimated market value per share of approximately $17.04.

Subsequent Events

Senior Sub-Participation Interests in First Mortgage Loan – In April 2012, the Company purchased two senior sub-participation interests ($23.8 million of aggregate face value) in a first mortgage loan with a current balance of $120 million secured by over 20 acres of land in the South Boston Waterfront District. The land is entitled for over 5.8 million buildable square feet and is currently used as parking with approximately 3,325 spaces. The aggregate purchase price of the two senior sub-participation interests was $17.8 million. The senior sub-participation interests each have an interest rate of one-month LIBOR + 1.72% and mature in December, 2012. Upon the repayment of $33 million of the first mortgage loan (of which the Company will receive its pro-rata share) and the payment of an extension fee equal to 0.50% of the outstanding balance of the first mortgage loan, the maturity of the first mortgage loan, including the senior sub-participation interests, can be extended through December, 2013. Assuming the extension occurs and after payment of expenses, the senior sub-participation interests are expected to generate an IRR of approximately 21.9%.

Amended JP Morgan Facility – In April 2012, the Company amended its repurchase facility with JPMorgan Chase Bank, N.A (the “JPM Facility”) to reduce the interest rate spread by 50 basis points to LIBOR + 2.50%. Based upon the Company’s current usage projections, the Company expects the reduced interest rate spread should result in an annual interest expense reduction of approximately $250,000.

Repayment of First Mortgage Loan – In April 2012, a $24 million two-year fixed rate first mortgage on a 155-room boutique hotel in midtown Manhattan was repaid. The loan had an interest rate of 8.00%. The Company repaid $15.4 million of borrowings under the JPM Facility in conjunction with this repayment and approximately $8.6 million of equity was generated for reinvestment.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense and (ii) any unrealized gains or losses or other non-cash items included in net income. The table provided below, reconciles Operating Earnings to net income.

Reconciliation of Operating Earnings to Net Income

The table below reconciles Operating Earnings and Operating Earnings per share with net income and net income per share for the three months ended March 31, 2012 and 2011 ($ amounts in thousands):

	Three Months Ended March 31, 2012	Earnings Per Share (Diluted)	Three Months Ended March 31, 2011	Earnings Per Share (Diluted)
Operating Earnings:
Net income	$9,093	$0.43	$5,180	$0.29
Adjustments:
Unrealized (gain) loss on securities	(1,385)	(0.06)	(26)	—
Unrealized gain on derivative instruments	5	—	(459)	(0.02)
Non-cash stock-based compensation expense	1,083	0.05	351	0.02

Total adjustments:	(297)	(0.01)	(134)	—

Operating Earnings	$8,796	$0.42	$5,046	$0.29

Basic and diluted weighted average common shares outstanding:	20,966,426		17,551,828

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Friday, May 4, 2012 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2012 earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 72053464). Please note that the teleconference call will be available for replay beginning at 12:00 p.m. on Friday, May 4, 2012, and ending at midnight on Friday, May 11, 2012. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 72053464.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available on the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial mortgage real estate investment trust that primarily originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with $75 billion of assets under management at December 31, 2011.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company has adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	March 31, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$31,452	$21,568
Securities available-for-sale, at estimated fair value	151,964	302,543
Securities at estimated fair value	178,932	251,452
Commercial mortgage loans, held for investment	108,817	109,006
Subordinate loans, held for investment	179,336	149,086
Repurchase agreements, held for investment	47,439	47,439
Principal and interest receivable	5,959	8,075
Deferred financing costs, net	1,308	2,044
Other assets	14	17

Total Assets	$705,221	$891,230

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$355,257	$290,700
TALF borrowings	—	251,327
Derivative instruments, net	483	478
Accounts payable and accrued expenses	1,126	1,746
Payable to related party	1,289	1,298
Dividends payable	8,553	8,703
Deferred revenue	136	—

Total Liabilities	$366,844	$554,252
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 20,561,032 shares issued and outstanding in 2012 and 2011	206	206
Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in-capital	337,789	336,209
Accumulated other comprehensive income	382	563

Total Stockholders’ Equity	338,377	336,978

Total Liabilities and Stockholders’ Equity	$705,221	$891,230

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three months ended March 31, 2012	Three months ended March 31, 2011
Net interest income:
Interest income from securities	$5,323	$6,656
Interest income from commercial mortgage loans	2,234	2,313
Interest income from subordinate loans	5,313	1,909
Interest income from repurchase agreements	1,559	60
Interest expense	(3,242)	(3,339)

Net interest income	11,187	7,599
Operating expenses:
General and administrative expenses (includes $1,083 and $351 of non-cash stock based compensation in 2012 and 2011, respectively)	(2,036)	(1,380)
Management fees to related party	(1,289)	(1,088)

Total operating expenses	(3,325)	(2,468)
Interest income from cash balances	1	5
Realized gain on sale of securities	262	—
Unrealized gain on securities	1,385	26
Gain (loss) on derivative instruments (includes $(5) and $459 of unrealized gains (losses) in 2012 and 2011, respectively)	(417)	18

Net income	$9,093	$5,180

Basic and diluted net income per share of common stock	$0.43	$0.29

Basic and diluted weighted average common shares outstanding	20,966,426	17,551,828
Dividend declared per share of common stock	$0.40	$0.40